                                                                    EXHIBIT 12.1

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
                                                   COR Therapeutics, Inc.
                                      Computation of Ratio of Earnings to Fixed Charges
                                                (in thousands, except ratio)



                                                                                                      Six months
                                                          Year ended December 31,                    ended June 30,
                                         --------------------------------------------------------------------------
                                                1996        1997        1998        1999        2000       2001
                                         --------------------------------------------------------------------------
Pre-tax income (loss)                       $(36,546)   $(33,492)   $(27,614)   $(26,070)   $(16,651)   $   461
Add:  fixed charges                            1,183       1,204       1,609       1,617      15,619      9,650
                                         --------------------------------------------------------------------------
Earnings as defined                         $(35,363)   $(32,288)   $(26,005)   $(24,453)   $ (1,032)   $10,111
                                         ==========================================================================

Estimated interest component of rent        $    424    $    580    $    882    $    988    $  1,119    $   639
Interest expense                                 759         624         727         629      13,203      8,238
Amortization of debt issuance costs               --          --          --          --       1,297        773
                                         --------------------------------------------------------------------------
Total fixed charges                         $  1,183    $  1,204    $  1,609    $  1,617    $ 15,619    $ 9,650
                                         ==========================================================================

Ratio                                             (1)         (1)         (1)         (1)         (1)      1.05
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(1) Earnings (as defined) for the period were insufficient to cover fixed charges by an amount equal to the net loss for the period.